As filed with the Securities and Exchange Commission on August 26, 1997
                                                      Registration No. 33-57259

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                  ______________

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                     FORM S-2
                              REGISTRATION STATEMENT
                                      Under
                            The Securities Act of 1933
                                  ______________

                           AMERICAN ANNUITY GROUP, INC.

     Delaware                                     06-1356481
   (State or other jurisdiction of                (IRS Employer
   incorporation or organization)                 Identification Number)
                              250 East Fifth Street
                              Cincinnati, Ohio 45202
                                  (513) 333-5300
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                __________________

                                 Mark F. Muething
               Senior Vice President, General Counsel and Secretary
                           American Annuity Group, Inc.
                              250 East Fifth Street
                             Cincinnati, Ohio  45202
                                  (513) 333-5515
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ___________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
                               ___________________

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this form, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 402(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 402(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
   statement for the same offering.   [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
   please check the following box.   [ ]

                                 _______________

     This Post-Effective Amendment No. 1 to Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

                           AMERICAN ANNUITY GROUP, INC.

             Cross Reference Sheet Showing Location in Prospectus of
               Information Required by Items of Part I of Form S-2


    1.   Forepart of Registration Statement
         and Outside Front Cover Page of
         Prospectus  . . . . . . . . . . . .   Outside Front Cover Page

    2.   Inside Front and Outside Back Cover
         Pages of Prospectus . . . . . . . .   Inside Front Cover Page;

    3.   Summary Information, Risk Factors
         and Ratio of Earnings to Fixed
         Charges . . . . . . . . . . . . . .   Investment Considerations

    4.   Use of Proceeds   . . . . . . . . .   Use of Proceeds

    5.   Determination of Offering Price . .   Not Applicable

    6.   Dilution  . . . . . . . . . . . . .   Not Applicable

    7.   Selling Security Holders  . . . . .   Not Applicable

    8.   Plan of Distribution  . . . . . . .   Outside Front Cover Page; The
                                               Plan

    9.   Description of Securities to be
         Registered  . . . . . . . . . . . .   Description of Common Stock

    10.  Interests of Named Experts and
         Counsel . . . . . . . . . . . . . .   Legal Matters; Experts

    11.  Information With Respect to the
         Registrant  . . . . . . . . . . . .   Information Regarding AAG

    12.  Incorporation of Certain Information
         by Reference  . . . . . . . . . . .   Available Information;
                                               Documents Incorporated by
                                               Reference

    13.  Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities . . . . . . . . . . . .   Not Applicable

   PROSPECTUS
                           AMERICAN ANNUITY GROUP, INC.


                  1,000,000 SHARES OF COMMON STOCK, $1 PAR VALUE

                   1994 GREAT AMERICAN LIFE INSURANCE COMPANY
                            AGENT STOCK PURCHASE PLAN


     Shares of Common Stock, par value $1 per share (the "Common Stock"), of American Annuity Group, Inc. ("AAG") are hereby offered to agents of Great American Life Insurance Company ("GALIC") and American Memorial Life Insurance Company ("American Memorial") pursuant to AAG's 1994 Great American Life Insurance Company Agent Stock Purchase Plan (the "Plan"). The price to be paid for Common Stock pursuant to the Plan is equal to 92.5% of the fair market value of such shares. See "Summary of Plan--Purchase Price". The Common Stock is listed on the New York Stock Exchange under the symbol "AAG". On August 22, 1997, the last reported sale price of the Common Stock on the New York Stock Exchange Composite Tape was $20.81 per share.

     AAG's principal executive office is located at 250 East Fifth Street, Cincinnati, Ohio 45202 and its telephone number is (513) 333-5300.

     See "Risk Factors" on page 6 for a discussion of certain factors that prospective investors should consider prior to a purchase of Common Stock.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                 CRIMINAL OFFENSE.



     No person is authorized to give any information or to make any representations other than those contained in this Prospectus or the documents incorporated by reference herein and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction to any person to whom it is unlawful to make such offer solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of AAG since the date of this Prospectus, or that the information herein is correct as of any time since such date.



                 The date of this Prospectus is August 26, 1997.

                                TABLE OF CONTENTS

                                                                           Page


   AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .    1

   DOCUMENTS INCORPORATED BY REFERENCE . . . . . . . . . . . . . . . . . .    1

   INFORMATION REGARDING AAG . . . . . . . . . . . . . . . . . . . . . . .    2

   USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

   SUMMARY OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

   RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

   DESCRIPTION OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . .    7

   LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

   EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

                              AVAILABLE INFORMATION



     AAG is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by AAG with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information concerning AAG may also be inspected at the offices of the New York Stock Exchange. AAG is an electronic filer, and the Commission maintains a Web site (located at http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically. Additional updating information with respect to the Plan and the shares of Common Stock offered hereby may be provided in the future to participants in the Plan by means of appendices to this Prospectus.

     AAG has filed with the Commission a Registration Statement under the Securities Act of 1933 with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. The information so omitted may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Commission (File No. 1-11632) are incorporated by reference into this Prospectus:

     1)  AAG's Annual Report on Form 10-K for the year ended December 31, 1996.
     2) AAG's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and June 30, 1997.

                            INFORMATION REGARDING AAG

     AAG markets individual and group annuities nationwide to the savings and retirement markets through its wholly-owned subsidiaries. GALIC, Annuity Investors Life Insurance Company, Lifestyle Financial Investments, Inc. and Retirement Resource Group, Inc. Through Loyal American Life Insurance Company, it markets various forms of life, accident and health insurance and annuities through payroll deduction plans and financial institutions. Through American Memorial, AAG markets individual life insurance and annuity policies with the sponsorship of state associations of funeral directors as well as individual funeral directors across the country. American Financial Group, Inc. owns 81% of AAG's 43.2 million outstanding common shares.

     Accompanying this Prospectus is AAG's most recent annual report on Form 10-K and quarterly report on Form 10-Q. Recipients of this Prospectus are urged to read the accompanying documents carefully.

                                 USE OF PROCEEDS

     To the extent that Common Stock acquired pursuant to the Plan is purchased on the open market, AAG will not receive any proceeds. Pursuant to the Plan, AAG may issue shares directly to agents participating in the Plan. In that event, AAG will use the proceeds from the sale of such shares of Common Stock for general corporate purposes.

                                 SUMMARY OF PLAN

   Introduction

     The Plan was adopted by the AAG Board of Directors on October 11, 1994. The Plan will provide agents of GALIC and American Memorial ("Eligible Agents"), the ability to acquire or increase ownership interests in AAG. The purpose of the Plan is to assist GALIC and American Memorial in attracting and retaining qualified agents and providing additional incentives to Eligible Agents.

     The following summary of the principal provisions of the Plan does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Plan, which is included in this Prospectus as Attachment No. 1.

   Administration

     The Plan will be administered by a committee of the AAG Board of Directors (the "Committee"). Subject to the provisions of the Plan, the Committee has full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations, interpretations and decisions. All actions of the Committee shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted thereunder.

     The AAG Board of Directors has designated the Organization and Policy Committee to administer the Plan. As of the date hereof, the members of the Committee were John T. Lawrence III and Ronald G. Joseph. Each member of the Committee serves at the pleasure of the AAG Board of Directors.

   Participation in the Plan

     Each Eligible Agent may participate in the Plan by filing with GALIC or American Memorial, as the case may be, an election to purchase form (the "Form") (such Eligible Agents who elect to participate in the Plan are hereinafter referred to as "Participating Agents"). The Form must specify the date on which participation is to commence, which may not be retroactive. The Form may authorize specified annuity commission deductions. In addition, Participating Agents may make lump-sum payments to be used to purchase shares of Common Stock pursuant to the Plan. All regular commission deductions and lump-sum contributions shall be recorded in a non-interest bearing account which AAG shall establish for Participating Agents (the "Share Purchase Account").

   Calculation of Shares Purchased

     Each Participating Agent having funds in his or her Share Purchase Account on a Purchase Date (as defined in the Plan) shall be deemed, without any further action, to have been granted and exercised on such Purchase Date, the option to purchase the number of whole and fractional shares of Common Stock which the funds in his or her Share Purchase Account would purchase at the Purchase Price (as hereafter defined), subject to certain limitations, on such Purchase Date.

   Purchase Price

     The Purchase Price for each whole or fractional share shall be 92.5% of the fair market value of such whole or fractional share on the Purchase Date. GALIC or American Memorial, as the case may be, will pay the remaining 7.5% of the fair market value.

     If the Common Stock is purchased from AAG, fair market value shall be the mean of the high and low sales prices of the Common Stock on the Purchase Date on the New York Stock Exchange Composite Tape (or the principal market in which the shares are traded, if the Common Stock is not listed on the New York Stock Exchange on such date), or, if the Common Stock is not traded on such Date, the mean of the high and low sales prices of the Common Stock on the next preceding day on which sales were made. If the Common Stock is purchased in market transactions, fair market value means the actual purchase price of the Common Stock acquired, plus commissions and other acquisition expenses.

   Restrictions on Transfer

     No Participating Agent shall be entitled to sell or withdraw any Common Stock purchased under the Plan during the two (2) calendar years following the date of purchase of such Common Stock.

   Limitation on Purchase of Shares

     No Participating Agent may purchase in excess of ten thousand (10,000) shares under the Plan in any calendar year.

   Summary of Federal Income Tax Consequences

     The following is a summary of the principal anticipated Federal income tax consequences of transactions under the Plan based on current Federal income tax laws and interpretations thereof. This summary does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. The summary does not purport to address all aspects of the possible Federal income tax consequences of transactions under the Plan and is not intended as tax advice to any person. This summary is not intended to be exhaustive and does not describe state or local tax consequences. PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING POTENTIAL STATE AND LOCAL TAX CONSEQUENCES, AS WELL AS FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE PERTINENT TO THEIR INDIVIDUAL TAX SITUATIONS.

     Section 83 of the Internal Revenue Code of 1986, as amended ("the Code") and the regulations thereunder govern the tax consequences of purchases of Common Stock pursuant to the Plan. Code Section 83 establishes: (1) whether a transfer results in income to the recipient, (2) the time at which the recipient recognizes income; (3) the amount of the income recognized by the recipient; and (4) the timing and amount of the transferor's deduction.

     The Code provides that inclusion in income, and therefore the incidence of taxation, is delayed when stock is subject to a substantial risk of forfeiture and restrictions on transferability. At such time when a substantial risk of forfeiture is no longer present, or when stock is freely transferable, inclusion in income and the incidence of taxation will be triggered. As described below, Common Stock acquired pursuant to the Plan is not subject to a substantial risk of forfeiture. Common Stock acquired by a Participating Agent under the Plan is subject to a restriction on transfer for two (2) years. However, ownership of such Common Stock becomes fully vested on the relevant Purchase Date. Thus, it can be expected that recipients of Common Stock under the Plan will include in income the amount by which the fair market value of the Common Stock on the Purchase Date exceeds the purchase price to the Participating Agent. This income will be recognized by the Participating Agent in the taxable year in which the purchase occurs.

     The basis in the stock to the Participating Agent is the Purchase Price of the Common Stock plus the amount recognized as ordinary income by the Participating Agent. The holding period begins on the Purchase Date. If the Participating Agent subsequently disposes of the stock, the recipient will recognize capital gain or loss, provided that the stock is a capital asset in the Participating Agent's hands, which is usually the case.

   Deduction to Company

     GALIC or American Memorial, as the case may be, will be entitled to deduct the exact amount that a Participating Agent includes in income upon purchase of Common Stock. GALIC or American Memorial, as the case may be, will be entitled to this deduction in the taxable year in which the Participating Agent recognizes income.

                                   RISK FACTORS

     The following factors and other information described herein should be carefully considered prior to purchasing the Common Stock offered hereby.

   Restrictions on Transfer

     Shares of Common Stock purchased pursuant to the Plan may not be transferred for two (2) years following the date of purchase. See "Summary of Plan--Restrictions on Transfer".

   Environmental Matters Involving AAG

     AAG has certain continuing obligations with respect to the investigation and cleanup of hazardous substances disposed of or spilled by AAG's former electronic component manufacturing operations, at facilities still owned by AAG and facilities transferred in connection with sales of certain operations, as well as at disposal sites operated by third parties. In addition, AAG has indemnified the purchasers of its former operations for the cost of such activities. Based on the annual costs incurred by AAG over the past several years and discussions with its independent environmental consultants, management believes that reserves for such cleanup activities are sufficient in all material respects to satisfy the known liabilities. See "Information Regarding AAG".

   Liability Related to Former Operations

     In 1991, AAG identified possible deficiencies in procedures for reporting quality assurance information to the Defense Electronics Supply Center ("DESC") with respect to AAG's former manufacturing operations. Over the last several years, AAG has been engaged in negotiations with the United States Government with respect to settlement of claims the Government might have arising out of the reporting deficiencies. Based on these negotiations, AAG believed it had sufficient reserves to cover the estimated settlement amount. In March 1995, AAG received notification from the Government indicating additional reporting deficiencies. AAG is in the process of evaluating this information and is unable to ascertain the validity of these new claims on the amounts involved. It is impossible to determine the impact, if any, of these alleged claims on AAG and its financial condition.

                           DESCRIPTION OF COMMON STOCK

     AAG has 100,000,000 shares of $1 par value Common Stock authorized. Holders of Common Stock are entitled to one vote per share. As of June 30, 1997, there were 43,212,147 shares outstanding.

     Holders of Common Stock are entitled to receive dividends out of funds legally available therefor if, when and as declared by the AAG Board of Directors in its discretion; and upon liquidation, dissolution or winding up of AAG to share ratably in assets of AAG lawfully available for distribution to holders of Common Stock. Holders of Common Stock do not have any preemptive rights.

     The shares of Common Stock offered hereby, when issued in accordance with the Plan, will be fully paid and non-assessable and listed on the New York Stock Exchange.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby has been passed on for AAG by Mark F. Muething, Esq., Senior Vice President, General Counsel and Secretary of AAG. Mr. Muething is a full-time employee of AAG and as of August 15, 1997 beneficially owned 29,121 shares of Common Stock.

                                     EXPERTS

     The consolidated financial statements of AAG appearing in AAG's annual report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 Attachment No. 1




                      GREAT AMERICAN LIFE INSURANCE COMPANY


                            AGENT STOCK PURCHASE PLAN






                            (Adopted October 11, 1994)

                      GREAT AMERICAN LIFE INSURANCE COMPANY

                            AGENT STOCK PURCHASE PLAN

                            (Adopted October 11, 1994)


   (1)    PURPOSE

     The purpose of the Great American Life Insurance Company Agent Stock Purchase Plan (the "Plan") is to enable agents of Great American Life Insurance Company (the "Company") to acquire or increase ownership interests in American Annuity Group, Inc. ("Parent"), the parent of the Company, on a basis that will encourage them to perform at increasing levels of effectiveness and use their best efforts to promote the growth and profitability of the Company and Parent. This is to be done by providing agents a continued opportunity to purchase shares of the Parent's Common Stock, One Dollar ($1.00) par value ("Shares"), from the Parent through periodic offerings commencing January 1, 1995 or as soon as practicable thereafter (the "Effective Date"). For this purpose, except as otherwise provided in Section (18), the maximum aggregate number of Shares which Participating Agents (defined in Section (4) below) may purchase under the Plan is One Million (1,000,000).

   (2)    ADMINISTRATION

     (a) The Plan shall be administered by a committee of the Board of Directors of the Parent designated by the Board of Directors (the "Committee"), consisting of at least Three (3) members. All Committee members shall serve, and may be removed, at the pleasure of the Board of Directors.

     (b) For purposes of administration of the Plan, a majority of the members of the Committee (but not less than Two (2)) eligible to serve as such shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of such members of the Committee, shall be the acts of the Committee.

     (c) Subject to the provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. All determinations, interpretations and constructions made by the Committee pursuant to this Section shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

     (d) The Committee will engage a bank trust department or other financial institution as agent (the "Plan Agent") to perform custodial and record-keeping functions for the Plan, such as holding record title to the participating agents' Share certificates, maintaining an individual investment account for each such agent and providing periodic account status reports to such agents.

     (e) The Committee shall have full discretionary authority to delegate ministerial functions to management of the Company or the Parent.

   (3)    ELIGIBLE AGENTS

     All agents of the Company, and of such of its Subsidiaries as may be designated for such purpose from time to time by the Committee, shall be eligible to participate in the Plan ("Eligible Agents").

   (4)    ELECTION TO PARTICIPATE

     Each Eligible Agent may participate in the Plan by filing with the Company an election to purchase form (the "Form"). Eligible Agents who so elect to participate in the Plan are hereinafter referred to as "Participating Agents". The Form must specify the date on which participation is to commence, which may not be retroactive. The Form may authorize specified commission deductions. In addition, Participating Agents may make lump-sum payments to be used to purchase Shares pursuant to the Plan. All regular commission deductions and lump-sum contributions shall be recorded in a non-interest bearing account which the Parent shall establish for Participating Agents (the "Share Purchase Account").

     All funds recorded in the Share Purchase Account may be used by the Parent for any corporate purpose, subject to the right of a Participating Agent to withdraw at any time an amount equal to the balance accumulated in his or her Share Purchase Account upon withdrawal from participation in the Plan as described in Section (7) below. Funds recorded in Share Purchase Accounts shall not be required to be segregated from any funds of the Parent.

   (5)    DEDUCTION CHANGES

     A Participating Agent may at any time increase or decrease his or her commission deduction by filing a new Form. The change will become effective as soon as practicable after receipt of the Form. A commission deduction change (which shall include any increase or decrease) may not be made more than twice during any calendar year.

   (6)    LIMITATION ON PURCHASE OF SHARES

     No Participating Agent may be granted a right to purchase in excess of Ten Thousand (10,000) Shares under this Plan in any calendar year.

   (7)    WITHDRAWAL OF FUNDS

     A Participating Agent may at any time prior to a Purchase Date (defined in Section (8) below) and for any reason withdraw from participation in the Plan, in which case the entire balance accumulated in his or her Share Purchase Account shall be paid to him or her as soon as practicable thereafter. Partial withdrawals will not be permitted.

   (8)    METHOD OF PURCHASE AND INVESTMENT ACCOUNTS

     The term "Share Purchase Period" shall mean a period of One (1), Two (2) or Three (3) calendar months, as determined by the Committee. The term "Purchase Date" as used in the Plan shall mean the last business day of each Share Purchase Period (or as soon as practicable thereafter) commencing after the Effective Date. Each Participating Agent having funds in his or her Share Purchase Account on a Purchase Date shall be deemed, without any further action, to have been granted on such Purchase Date, and to have exercised on such Purchase Date, the option to purchase the number of whole and fractional Shares which the funds in his or her Share Purchase Account would purchase at the Purchase Price (as hereinafter defined) on such Purchase Date, subject to the Share limitation in Section (1) and the restrictions set forth in Section (6). Such option will be deemed exercised if the Participating Agent does not withdraw such funds prior to the Purchase Date. All Shares so purchased (including fractional Shares) shall be immediately credited to a separate Investment Account established by the Plan Agent for each Participating Agent. At no time will AAG or GALIC be considered to be the owner of any Shares acquired pursuant to the Plan. The Plan Agent shall hold in its name or the name of its nominee all certificates for Shares purchased until Shares are withdrawn by a Participating Agent pursuant to Section (10) below. No risk of forfeiture to the Participating Agent exists once the shares are purchased and credited to the Investment Account.

     All cash dividends paid with respect to the whole and fractional Shares in a Participating Agent's Investment Account shall, unless otherwise directed by the Committee, be credited to his or her Investment Account and used, in the same manner as commission deductions, to purchase additional Shares under the Plan on the next Purchase Date, subject to the Share limitation in Section (1) and the restrictions set forth in Section (6). Shares so purchased shall be added to the Shares held for the Participating Agent in his or her Investment Account.

   (9)    PURCHASE PRICE

     The Purchase Price for each whole or fractional Share shall be Ninety-Two and One-Half Percent (92.5%) of the fair market value of such whole or fractional Share on the Purchase Date (as defined in Section (8) above), provided that the Purchase Price shall in no event be less than the par value of such Share.

     Fair market value shall be the mean of the high and low sales prices of such Shares on the Purchase Date on the New York Stock Exchange Composite Tape (or the principal market in which the Shares are traded, if the Shares are not listed on the New York Stock Exchange on such Date), or, if the Shares shall not have been traded on such Date, the mean of the high and low sales prices of such Shares on the next preceding day on which sales were made. If Shares are purchased in market transactions, fair market value means the actual purchase price of the Share acquired, plus commissions and other acquisition expenses.

   (10)   WITHDRAWAL OF CERTIFICATES

     Subject to Sections (13) and (21) below, a Participating Agent shall have the right at any time to withdraw a certificate or certificates for all or a portion of the Shares credited to his or her Investment Account by giving written notice to the Plan Agent, provided, however, that (a) no Participating Agent shall be entitled to receive a certificate for any Share prior to two (2) calendar years after the date that Share was purchased under the Plan, (b) no such request may be made more frequently than once each calendar year and (c) no Participating Agent shall be entitled to receive a certificate for any fractional Share. The Parent will pay any stamp taxes imposed in connection with the issuance of any certificate under the Plan.

   (11)   REGISTRATION OF CERTIFICATES

     Each certificate withdrawn by a Participating Agent may be registered only in the name of the Participating Agent, or, if the Participating Agent so indicated on the Participating Agent's Form, in the Participating Agent's name jointly with another person, with right of survivorship. A Participating Agent who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participating Agent's name as tenant in common or as community property with another person, without right of survivorship.

   (12)   VOTING

     The Plan Agent shall vote all Shares held in an Investment Account in accordance with the Participating Agent's instructions. To the extent the Plan Agent does not receive instructions with respect to the voting of any Shares held in the Investment Account such Shares shall be voted in the same proportion as the Shares as to which the Plan Agent has received instructions.

   (13)   LIMITATION ON RESALE

     Notwithstanding anything in the Plan to the contrary, no Participating Agent shall be entitled to sell any Share purchased under the Plan (or withdraw any certificate representing any such Share) during the two (2) calendar years following the date of purchase of such Share.

   (14)   RIGHTS ON RETIREMENT, DEATH OR OTHER TERMINATION OF AGENCY
          RELATIONSHIP

     In the event of a Participating Agent's retirement, death or other termination of the Participating Agent's status as an agent of the Company, or in the event that a Participating Agent otherwise ceases to be an Eligible Agent, no commission deduction shall be taken from any amount due and owing to the Participating Agent thereafter, and the balance in the Participating Agent's Share Purchase Account shall be paid to the Participating Agent, or in the event of the Participating Agent's death, to his or her designated beneficiary under the Plan (and, if none, then to his or her estate).

   (15)   RIGHTS NOT TRANSFERABLE

     Rights under the Plan are not transferable by a Participating Agent other than by will or the laws of descent and distribution, and are exercisable during the agent's lifetime only by the agent.

   (16)   NO RIGHT TO CONTINUED RELATIONSHIP WITH THE COMPANY

     Neither the Plan nor any right granted under the Plan shall confer upon any Participating Agent any right to continuance of an agent or any other relationship with the Company, or interfere in any way with the right of the Company to terminate the agency relationship of such Participating Agent.

   (17)   APPLICATION OF FUNDS

     All funds received or held by the Parent under this Plan may be used for any corporate purpose.

   (18)   ADJUSTMENT IN CASE OF CHANGES AFFECTING SHARES

     In the event of a subdivision of outstanding Shares, or the payment of a stock dividend, the Share limitation set forth in Section (1) shall be adjusted proportionately, and such other adjustments shall be made as may be deemed equitable by the Committee.

   (19)   AMENDMENT OF THE PLAN

     The Board of Directors may at any time, or from time to time, amend this Plan in any respect, but no such amendment shall be effective with respect to shares purchased pursuant to the Plan prior to the date of such amendment.

   (20)   TERMINATION OF THE PLAN

     The Plan and, except as provided below, all rights of Eligible Agents under any offering hereunder shall terminate on the earliest of:

     (a) The date that Participating Agents become entitled to purchase a number of Shares greater than the number of Shares remaining available for purchase in accordance with Section (1), as adjusted by Section (18), in which case if the number of Shares so purchasable is greater than the Shares remaining available, the available Shares shall be allocated by the Committee among such Participating Agents on a pro rata basis;

     (b)  Any date selected by the Board of Directors in its discretion; or

     (c)  The date set forth in Section 25(b) of this Plan.

     Upon termination of this Plan, all amounts in the Share Purchase Accounts of Participating Agents shall be carried forward into the Participating Agent's Share Purchase Account under a successor plan, if any, or promptly refunded.

     The Board of Directors shall have the right to suspend the Plan at any time.

   (21)   GOVERNMENTAL REGULATIONS

     (a) Anything contained in this Plan to the contrary notwithstanding, the Parent shall not be obligated to sell or deliver any Shares or certificates under this Plan unless and until the Parent is satisfied that such sale or delivery complies with (i) all applicable requirements of the New York Stock Exchange (or the governing body of the principal market in which such Shares are traded, if such Shares are not then listed on that Exchange), (ii) all applicable provisions of the Securities Act of 1933 and (iii) all other laws or regulations by which the Company or Parent is bound or to which the Company or Parent is subject.

     (b) The Company or the Parent may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Parent to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

   (22)   SOURCE OF SHARES

     Shares to be purchased from the Parent under the Plan shall be (a) previously acquired treasury Shares or (b) authorized but unissued Shares. Notwithstanding anything to the contrary in this Plan, if and to the extent authorized by the Committee, the Plan Agent may make purchases of Shares on behalf of Participating Agents under the Plan through market transactions rather than purchases from the Company.

   (23)   REPURCHASE OF SHARES

     The Company shall not be required to repurchase from any Participating Agent any Shares which such Participating Agent acquires under the Plan.

   (24)   EXPENSES OF MAINTAINING PLAN

     Except as provided in this Section, the Company shall be responsible for all expenses of operating the Plan. If Shares are purchased through market transactions as permitted by Section 22, all commissions and other expenses of purchasing such shares shall be included in the calculation of fair market value of the Shares so purchased and shall be paid by the Participating Agent purchasing the shares. All commissions and other expenses of selling any Shares acquired pursuant to the Plan shall be paid by the Participating Agent whose shares are sold.

   (25)   EFFECTIVE DATE; DURATION

     (a) Effective Date. The Plan shall become effective upon the date of its adoption by the Board.

     (b) Duration. Unless earlier terminated by the Board or the Committee pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its effective date as hereinbefore specified. No Shares shall be purchased under the Plan after such termination date.

   PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.  Other Expenses of Issuance and Distribution

     The estimated expenses payable by American Annuity Group, Inc. (the "Registrant") in connection with the registration of the securities offered hereby are as follows:

               SEC filing fee  . . . . . . . . . . . .        $3,000
               Printing and engraving expenses . . . . .       2,000
               Legal fees and expenses . . . . . . . . .       1,500
               Accounting fees and expenses  . . . . . .       1,500
               Miscellaneous . . . . . . . . . . . . . .         -

                    Total  . . . . . . . . . . . . . . .      $8,000

   Item 15.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officer against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

     Article VII of the Registrant's By-Laws provides for indemnification of directors and officers similar to that provided in Section 145 of DGCL.

     Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Ninth of the Registrant's Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

     The Registrant also maintains directors' and officers' reimbursement and liability insurance and has entered into agreements with its directors and officers providing for indemnification in certain events.

   Item 16.  Exhibits

   5.1    Opinion of Mark F. Muething, Esq.

   13.1 The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, as amended.

   13.2 The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

   13.3 The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

   23.1   Consent of Ernst & Young LLP.

   23.2   Consent of Mark F. Muething, Esq. (included in Exhibit 5.1).

   24.1 Powers of Attorney (contained in, and incorporated herein by reference to, the signature page of the Registration Statement).

   99.1   1994 Great American Life Insurance Company Agent Stock Purchase Plan



   Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Cincinnati, State of Ohio, on August 26, 1997.

                                   AMERICAN ANNUITY GROUP, INC.



                                   By:
                                      Name:  Robert A. Adams
                                      Title: Executive Vice President
                                             and Chief Operating Officer


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                        Title                   Date



   *                                Chairman of the Board   August __, 1997
   Carl H. Lindner                  and Chief Executive
                                    Officer (Principal
                                    Executive Officer)
                                    and Director


   *                                President and Director  August __, 1997
   S. Craig Lindner



   *                                Director                August __, 1997
   Robert A. Adams



   *                                Director                August __, 1997
   A. Leon Fergenson



   *                                Director                August __, 1997
   Ronald G. Joseph



   *                                Director                August __, 1997
   John T. Lawrence III



   *                                Director                August __, 1997
   William R. Martin



   *                                Senior Vice President,  August __, 1997
   William J. Maney                 Treasurer and Chief
                                    Financial Officer (Principal
                                    Financial Officer and
                                    Principal Accounting
                                    Officer)



   *By:                             Attorney-in-Fact        August 26, 1997
       Mark F. Muething

                                INDEX TO EXHIBITS


   Exhibit No.                      Description of Exhibit

   5.1**                            Opinion of Mark F. Muething, Esq.

   13.1*                            The Registrant's Annual Report on
                                    Form 10-K for the year ended
                                    December 31, 1996

   13.2* The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997

   13.3* The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997

   23.1**                           Consent of Ernst & Young LLP

   23.2**                           Consent of Mark F. Muething, Esq.

   24.1**                           Powers of Attorney

   99.1**                           1994 Great American Life
                                    Insurance Company Agent Stock
                                    Purchase Plan



   ____________________

   *   Incorporated by Reference
   **  Previously Filed